News Release 2901 Butterfield Road Oak Brook, Illinois 60523 www.inlandgroup.com

FOR IMMEDIATE RELEASE

Date: May 2, 2003

INLAND RETAIL REAL ESTATE TRUST, INC. ANNOUNCES AMENDMENT FILING

(Oak Brook, Illinois) Inland Retail Real Estate Trust, Inc. ("Inland Retail"), a real estate investment trust, is announcing the filing of an amendment to its registration statement registering an additional 31,200,000 shares and 1,200,000 warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. Copies of the prospectus may be obtained from Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, 630.218.8000.

With the exception of historical information, the matters discussed here constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Management cautions that these forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company's actual performance to be materially different from the future performance expressed or implied by these forward-looking statements. Examples of factors which could affect the company's performance are set forth in the company's annual report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on March 30, 2003 under the heading "Investment Considerations."